News release

Avantor® Announces CEO Transition

Board initiates search process to identify next CEO

RADNOR, Pa. – April 25, 2025 – Avantor, Inc., a leading global provider of mission-critical products and services for the life sciences and advanced technology industries, today announced that Michael Stubblefield intends to step down from his role as Director, President and Chief Executive Officer upon the appointment of a successor.

The Board and Mr. Stubblefield agreed that now is the right time to initiate a leadership transition. The Board has initiated a search process to identify the Company's next CEO led by an executive search firm. The Board plans to move through the process expeditiously.

"On behalf of the Board, I thank Michael for over a decade of dedicated service and leadership to Avantor," said Jonathan Peacock, Chairman of the Board of Directors. "Guided by a deep commitment to the Company and our mission, Michael has built Avantor into a global player in the life sciences tools space."

Mr. Peacock continued, "We intend to identify a strong successor with a track record of delivering growth and value creation. The Avantor platform is durable and resilient, with differentiated capabilities, a broad and expanding portfolio, and a global customer base and supply chain."

"It has been an honor to lead Avantor and work alongside our team to transform the Company into a leading life science tools company and global provider of mission-critical products for life sciences and technologies customers," said Michael Stubblefield. "Avantor has a unique and differentiated role in enabling our customers to serve patients, and with the support of the thousands of incredible associates around the world, I know we have a bright future ahead. I look forward to continuing to work with the Board and leadership team while the Board identifies the right leader for the Company's next chapter."

Given his extensive history with the company, Mr. Stubblefield will be retained by the Board until February 2026 to provide ad hoc input if and as needed to ensure the new CEO settles in quickly.

First Quarter 2025 Results and Conference Call
In a separate press release issued today, Avantor announced its financial results for the first quarter of 2025. The Company will host a conference call to discuss its results today, April 25, 2025, at 8:00 a.m. Eastern Time. The live webcast and presentation, as well as a replay, will be available on the investor section of Avantor's website.

About Avantor

Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development, and production activities at more than 300,000 customer locations in 180 countries. For more information, visit avantorsciences.com and find us on LinkedIn, X (Twitter), and Facebook.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, including our cost transformation initiative, objectives, future performance and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "assumption," "believe," "continue," "estimate," "expect," "forecast," "goal," "guidance," "intend," "likely," "long-term," "near-term," "objective," "opportunity," "outlook," "plan," "potential," "project," "projection," "prospects," "seek," "target," "trend," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in "Risk Factors" in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Investor Relations Contact

Allison Hosak
Senior Vice President, Global Communications
Avantor
908-329-7281
Allison.Hosak@avantorsciences.com

Global Media Contact
Eric Van Zanten
Head of External Communications
Avantor
610-529-6219
Eric.VanZanten@avantorsciences.com

SOURCE: Avantor and Financial News